Exhibit 10.112



                             MODIFICATION AGREEMENT

MODIFICATION AGREEMENT made as of the 5th day of January 2005 to the Unsecured Subordinated Promissory Note dated as of July 6, 2004, and amended as of September 29, 2004 by and between LONGVIEW FUND L.P., hereinafter referred to as "LONGVIEW" or the "HOLDER" and BRANDPARTNERS GROUP INC., hereinafter referred to as "BRANDPARTNERS" or the "COMPANY".

                              W I T N E S S E T H:


         WHEREAS, BRANDPARTNERS issued to LONGVIEW a $1 million Unsecured Subordinated Promissory Note (the "PROMISSORY NOTE") and a Common Stock Warrant (the "WARRANT") with certain registration rights pursuant to a Registration Rights Agreement dated July 6, 2004;

         WHEREAS, the parties entered into an amendment to the Registration Rights Agreement as of August 24, 2004;

         WHEREAS, the parties subsequently amended the Promissory Note and Registration Rights Agreement as of September 29, 2004 to reflect an amount due under the modified Promissory Note of $625,000 with an annual interest rate of 12%, and the Warrants were canceled and 750,000 shares of the COMPANY's common stock were issued to LONGVIEW; and

         WHEREAS, the Promissory Note is due January 6, 2005 and the COMPANY and LONGVIEW are desirous of further modifying the terms of the Promissory Note.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:


1. MODIFICATIONS: Effective as of the date first written above, the Promissory Note shall be modified as follows:

           1.1 EXTENSION OF THE TERM OF MODIFIED PROMISSORY NOTE. The maturity date of the Promissory Note will be extended for a period of up to one hundred and twenty (120) days or May 6, 2005.

           1.2 RIGHT TO PREPAY PROMISSORY NOTE. The COMPANY will have the right to prepay without penalty all or a portion of the Promissory Note at any time during the term of the Promissory Note.

           1.3 ISSUANCE OF WARRANTS. In consideration of the extension of the term of the Promissory Note, the Company will issue common stock warrants to LONGVIEW, the terms of which are set forth in the form warrant annexed hereto as ANNEX A, subject to a pro-rata percentage adjustment reducing the number of warrants to be issued in the event the COMPANY elects to make prepayment(s) of all or a portion of the Promissory Note. (i.e. If the COMPANY elects to prepay 50% of the outstanding Promissory Note prior to the first warrant issuance date, the number of warrants to be issued to LONGVIEW for the balance of the term will be reduced by like percentage. Likewise, if the COMPANY elects to prepay an additional amount prior to the third warrant issuance date, the prepayment amounts by the COMPANY will be aggregated in determining the pro-rata percentage adjustment in warrants to be issued on the remaining warrant issuance dates).



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              WARRANT ISSUANCE DATE                   WARRANTS TO BE ISSUED*
              --------------------------------------- ----------------------
              --------------------------------------- ----------------------
              February 7, 2005                        50,000
              --------------------------------------- ----------------------
              --------------------------------------- ----------------------
              March 7, 2005                           50,000
              --------------------------------------- ----------------------
              --------------------------------------- ----------------------
              April 7, 2005                           50,000
              --------------------------------------- ----------------------
              --------------------------------------- ----------------------
              May 6, 2005                             50,000
              --------
              * The number of warrants issued on a warrant issuance date is subject to a pro-rata reduction based upon the percentage of any prepayments made by COMPANY on the Promissory Note.

           1.4 TERM OF WARRANTS.Warrant shares issued to LONGVIEW may be exercised into shares of the COMPANY's common stock at an exercise price of $0.85 per share subject to customary adjustments for stock splits and the like. Warrants may be exercised for a term of three (3) years from the date of issuance and will have cost free piggyback registration rights.

2.       OTHER PROVISIONS.

           2.1 FORCE AND EFFECT. All other terms of the Promissory Note shall remain in full force and effect.

           2.2 COMPANY REPRESENTATIONS. The Company represents to LONGVIEW that there have been no material adverse changes in the Company's public disclosures since the filing of the Company's most recent Form 10-QSB and 8-K Reports with the Securities and Exchange Commission and that the Board of Directors of the Company has authorized and approved this modification agreement. The Company further represents that it has taken the necessary corporate action to authorize the within agreement and the modification to the Promissory Notes.



           2.3 HOLDER REPRESENTATIONS. HOLDER represents to Company that it has been afforded an opportunity to consult with professional advisors and or counsel and that all necessary approvals and action have been obtained by LONGVIEW to enter into this modification agreement to extend the due date of the Promissory Note as previously modified.



           2.4 MISCELLANEOUS. This Agreement shall be governed by the laws of the State of New York, and may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. All notices under this Agreement shall be in accord with the provisions as set forth in the New Note. The terms of this Agreement and New Note may only be modified upon mutual agreement of the parties in writing.


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         IN WITNESS WHEREOF, the parties have set their hands and seals on the day, month and year first above written.


                                          LONGVIEW FUND, L.P.


                                 By:      ____________________________________



                                          BRANDPARTNERS GROUP, INC.


                                 By:      ____________________________________




















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